                                                                    EXHIBIT 12.2

                             DIAMOND SHAMROCK, INC.

  STATEMENT RE: COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                          (IN MILLIONS, EXCEPT RATIOS)

                                                                     SIX MONTHS ENDED
                                                                         JUNE 30,                 YEAR ENDED DECEMBER 31,
                                                                   --------------------  ------------------------------------------
                                                                     1996       1995       1995       1994       1993       1992
                                                                   ---------  ---------  ---------  ---------  ---------  ---------
Earnings:

  Income before taxes............................................       44.3       53.3       73.7      125.8       57.5       44.0
  Add: Fixed charges.............................................       48.3       31.3       65.4       55.3       54.0       54.2
  Less: Capitalized interest.....................................       (2.5)      (2.9)      (6.8)      (2.3)      (6.1)      (6.1)
                                                                         ---        ---  ---------  ---------  ---------        ---
Earnings as adjusted.............................................       90.1       81.7      132.3      178.8      105.4       92.1
                                                                         ---        ---  ---------  ---------  ---------        ---
                                                                         ---        ---  ---------  ---------  ---------        ---

Computation of Fixed Charges:
  Interest expense...............................................       36.4       22.8       47.4       43.3       40.6       40.5
  Capitalized interest...........................................        2.5        2.9        6.8        2.3        6.1        6.1
  Interest portion of lease commitments..........................        9.4        5.6       11.2        9.7        7.3        7.6
                                                                         ---        ---  ---------  ---------  ---------        ---
Total Fixed Charges..............................................       48.3       31.3       65.4       55.3       54.0       54.2
                                                                         ---        ---  ---------  ---------  ---------        ---
                                                                         ---        ---  ---------  ---------  ---------        ---
Ratio of Earnings to Fixed Charges(1)............................        1.9        2.6        2.0        3.2        2.0        1.7
                                                                         ---        ---  ---------  ---------  ---------        ---
                                                                         ---        ---  ---------  ---------  ---------        ---


                                                                     1991
                                                                   ---------
Earnings:
  Income before taxes............................................       57.7
  Add: Fixed charges.............................................       48.4
  Less: Capitalized interest.....................................       (2.5)
                                                                   ---------
Earnings as adjusted.............................................      103.6
                                                                   ---------
                                                                   ---------
Computation of Fixed Charges:
  Interest expense...............................................       37.7
  Capitalized interest...........................................        2.5
  Interest portion of lease commitments..........................        8.2
                                                                   ---------
Total Fixed Charges..............................................       48.4
                                                                   ---------
                                                                   ---------
Ratio of Earnings to Fixed Charges(1)............................        2.1
                                                                   ---------
                                                                   ---------

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(1) For the purpose of calculating the ratio of earnings to fixed charges, "earnings as adjusted" consist of income before income taxes after adding certain fixed charges as noted above. "Fixed charges" consist of interest expense, amortization of debt discount and a portion of rent expense representative of the interest factor.